Exhibit 32.1

Written Statement of the Principal Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Financial Officer of Wisconsin Public Service Corporation (the "Company"), hereby certify, based on their knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles A. Schrock
Charles A. Schrock
President

/s/ Joseph P. O'Leary
Joseph P. O'Leary
Senior Vice President and Chief Financial Officer

Date:  August 8, 2007

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Wisconsin Public Service Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Wisconsin Public Service Corporation and will be retained by Wisconsin Public Service Corporation and furnished to the Securities and Exchange Commission or its staff upon request.